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                                                                    EXHIBIT 10.7


                                PROMISSORY NOTE

$50,000.00                       MARCH 31, 1998          PALO ALTO, CALIFORNIA
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     FOR VALUE RECEIVED, the receipt and adequacy of which is hereby acknowledged, LVL Communications Corporation, a California corporation, LVL Advertising, Inc., a California corporation and LVL Interactive, Inc., a California corporation, each a debtor-in-possession (collectively "Debtors"), jointly and severally promise to pay to PacRim Access Group, Inc., ("Lender"), at such place in the State of California as may be designated in writing by the holder ("Holder") of this Promissory Note (this "Note") the principal sum of Fifty Thousand ($50,000.00), plus interest accruing at the rate of ten percent (10%) per annum. The outstanding principal balance of this Note plus all unpaid interest an other charges hereunder shall be due and payable on the earlier of:(i) the equity or debt financing of Debtors in which Debtors receive an aggregate of $3,000,000 from the date hereof; (ii) the payoff or termination of the Factoring Agreement (the "Factoring Agreement") between Debtors and Pacific Business Funding Corp ("PBF"); (iii) one year from the date hereof; or (iv) upon acceleration of this Note as set forth below.

     1. PRIORITY. This Note is provided to evidence post-petition financing provided to Debtors and shall be senior to all pre-petition unsecured debt of Debtors and of equal priority to administrative claims against Debtor.

     2. COLLATERALIZATION. Within the earlier of: (i) thirty (30) days after the confirmation of Debtors' Plan of Reorganization; or (ii) one hundred eighty
(180) days after the date of this Note, Debtors shall secure this Note and the underlying obligation, with a security interest in all of Debtors' assets, subject to the security interest of PBF and other liens and encumbrances of record as of the dated hereof. Lender acknowledges that Debtors have agreed to sell Debtors' leasehold interest in their principal place of business and hereby consent to such transfer.

     3. WARRANTS. As an incentive for Lender to work with Debtors and delay the requirement of collateral concurrent with the date of this Note, Debtors hereby issue to Lender the right to purchase 40,000 shares of LVL Communications, Inc., or any successor or parent of Debtors surviving after the confirmation of the Plan of Reorganization, for $.50 per share (the "Warrant"). The Warrant will be issued pursuant to and as part of, the Warrants described in the Plan of Reorganization. The Warrant shall be for a term of five (5) years from the date hereof and shall be evidenced by a Warrant Certificate in a form consistent with other warrants or options issued by Debtors or any of them, pursuant to the authority and capitalization set forth in the Plan of Reorganization, which shall have such terms, antidilution provisions and standard protections as are reasonably acceptable to Lender and not inconsistent with the Plan of Reorganization. The shares issued pursuant to the Warrant shall have piggyback registration rights. In the event of a default by Debtors under the terms of this Note, including, without limitation, default under
Section 2 hereof, the exercise price of the Warrants shall be reduced to $.01 per share. Debtors shall use their best efforts to cause the Bankruptcy Court having jurisdiction over Debtors to issue unrestricted and free trading shares of common stock upon exercise of the Warrant. If the Bankruptcy Court does not issue free trading stock, the stock shall be transferable in accordance with Rule 144.

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     4.   SECURITY AGREEMENT.  Concurrently with Debtors' provision of collateral for this Note pursuant to Section 2 hereof, Debtors shall enter into a security agreement with Lender and execute a UCC-1 Financing Statement, and provide such other documentation reasonably required by Lender to evidence Lender's security interest, each in a form acceptable to Lender.

     5. ACKNOWLEDGMENT OF MULTIPLE LENDERS. Lender acknowledges and consents to the issuance of multiple notes by Debtors to other lenders contemporaneous with the delivery of this Note. The other notes and loans made pursuant thereto will be of equal priority with this Note.

     6. RELEASE OF FUNDS. Lender has delivered the face amount of this Note to an escrow account for release for the benefit of Debtors upon the execution of this Note by Debtors and Lender, without further documentation.

     7. NO COURT APPROVAL. Debtors represent and warrant to Lender that Debtors have the authority to enter into the Note without Bankruptcy Court approval. Debtors will use their best efforts to obtain the approval of the Bankruptcy Court to the collateralization of this Note pursuant to Section 2 hereof.

     8. ALLOCATION OF PAYMENT. Payments of principal and interest will be made in legal tender of the United States of America. All payments made pursuant to this Note will be first applied to accrued and unpaid interest, if any, then to other proper charges under this Note and the balance, if any, to principal. All or any portion of the principal amount of this Note may be prepaid at any time without penalty of any kind.

     9. DEFAULT. Notwithstanding anything in this Note to the contrary, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon and other unpaid charges hereunder, will become immediately all due and payable without further notice at the option of Holder upon any of the following (the "Acceleration Date"); (i) Debtors fail to timely make any payment hereunder when such payment becomes first due and such failure continues for a period of five days after written notice from Holder to Debtors; (ii) Debtors fail to obtain Bankruptcy Court approval to the requirements of Section 2 hereof or fails to comply with Section 2 hereof; or
(iii) Debtors default under this Note, the Security Agreement, or the Financing Statement, or make any assignment for the benefit of Debtors' creditors, make any election to wind up or dissolve or after approval of the Plan of Reorganization become unable to pay Debtors' debt as they mature, insolvent or the subject of any proceeding under any subsequent bankruptcy, insolvency or debtors' relief law. Thereafter, this Note will bear interest at an annual rate of interest equal to the greater of (i) fifteen percent (15%), (ii) the advance rate to member banks on the Acceleration Date as established by the Federal Reserve Bank of San Francisco, California, pursuant to Section 13 of the Federal Reserve Act, plus five percentage points, or (iii) the maximum rate then permitted by law (the "Default Rate").

     10. OPTION TO PURCHASE COLLATERALIZATION. If Debtors fail to secure this Note pursuant to Section 2 hereof, in addition to Lender's right to accelerate the repayment of this Note pursuant to Section 9 hereof, Debtors shall jointly and severally pay to Lender the sum of $10,000 as a repurchase of Lender's right to receive a security interest in Debtors' assets (the "Collateral

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Repurchase Price").  Debtors may, however, prepay this Note in full at any time prior to the deadlines set forth in Section 2 hereof, without premium, penalty or the requirement to pay the Collateral Repurchase Price. If Debtors fail to pay the Collateral Repurchase Price within five (5) days of Lender's demand, the Collateral Repurchase Price shall be added to the outstanding balance of this Note and accrue interest as set forth herein.

     11. WAIVERS. Debtors for themselves and their legal representatives, successors and assigns, expressly waive presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for purpose of accelerating maturity, and diligence in collection, and consent that Holder may extend the time for payment or otherwise modify the terms of payment or any part or the whole of the debt evidenced hereby. To the fullest extent permitted by law, Debtors waive the statute of limitations in any action brought by Holder in connection with this Note. Holder may proceed directly against Debtors to recover any amounts due under this Note and shall not be required to first proceed against any collateral. Debtors hereby waiver any right Debtors may have to require Holder to proceed against the collateral. Debtors represent and warrant that Debtors have no claim, offset or defense to the principal amount due under this Note.

     12. DELINQUENT AMOUNTS. If any installment or other amount payable to Holder under this Note is not received by Holder on the date that such installment or other amount becomes first due (the "Due Date"), then such installment or other amount ("the Delinquent Amount") will bear interest from and after the Due Date until paid at the Default Rate or the highest rate then permitted by law, whichever is greater. In addition, Debtors will also pay to Holder each month a late payment processing fee ("Late Fee") in an amount each month equal to six percent (6%) of each Delinquent Amount to defray the expense incident to the administration, processing and collection of each Delinquent Amount. Debtors agree that it would be impractical to ascertain the exact amount of damage Holder would incur to collect Delinquent Amounts and that the Late Fee is a reasonable estimate by Debtors and Creditor of the actual amount of damage which will be incurred by Holder to collect Delinquent Amounts. As the option of Holder from time to time, the Late Fee will be immediately payable or will be added to the unpaid principal balance, accrue interest as set forth above and be payable on the Payment Dates.

     13. TRANSFER. Creditor and Holder have the right to sell, assign, transfer, negotiate, or grant participation in, all or any of its interest hereunder. In connection therewith, Holder may disclose all documents and information which Holder now or hereafter may have relating to Debtors.

     14. INTEREST. In the event that this Note shall require the payment of interest in excess of the maximum amount permissible under the applicable law, Debtors' obligations hereunder shall automatically and retroactively be deemed reduced to the highest maximum amount permissible under applicable law. In the event Holder receives as interest an amount that would exceed such maximum applicable rate, the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall automatically and retroactively be applied to the reduction of the unpaid principal balance due hereunder. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to Debtors by Holder. Debtors hereby waive any provisions of any state or

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federal law concerning usury or the limitation on the maximum rate of interest chargeable by a creditor or lender.

     15. DISPUTES. This Note will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute, action or proceeding concerning this Note will be initiated, maintained, heard and decided exclusively in San Francisco County, California. Debtors irrevocably waive their right to a jury trial in all such disputes, actions and proceedings. The prevailing party in any action, litigation or proceeding including any appeal or the collection of any judgment concerning this Note will be awarded, in addition to any damages, injunctions or other relief, and without regard to whether or not such matter be prosecuted to final judgment, such party's costs and expenses, including reasonable attorneys' fees, including from in house attorneys and paralegals and Holder shall be entitled to recover all of its attorneys fees and costs should Holder place this Note in the hands of an attorney for collection. This Note may not be changed, modified, amended or terminated orally.

                                        "DEBTORS"

                                        LVL COMMUNICATIONS CORP.

                                        By: /s/ [SIG]
                                           -------------------------------------
                                           Its: CHAIRMAN & CEO
                                               ---------------------------------


                                        LVL ADVERTISING, INC.

                                        By: /s/ [SIG]
                                           -------------------------------------
                                           Its: PRESIDENT & CEO
                                               ---------------------------------

                                        LVL INTERACTIVE, INC.

                                        By: /s/ [SIG]
                                           -------------------------------------
                                           Its:
                                               ---------------------------------


Acknowledged and Agreed to
as of April 12, 1998 by:

PACRIM ACCESS GROUP, INC.

By: /s/ KEIJI MIYAGAMA
    ----------------------
    Its:  KEIJI MIYAGAMA
        ------------------
    CEO & PRESIDENT


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                                                                    Exhibit 10.7

THIS NOTE HAS NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND THE SAME HAS BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                               10% PROMISSORY NOTE

$150,000                                                   Palo Alto, California
July __, 1998

         FOR VALUE RECEIVED, LVL Communications Corporation, a California corporation (herein referred to as the "Borrower"), promises to pay to the order of Four M International, a Texas corporation ("Lender"), on the Termination Date, as defined below, at 1980 Post Oak Boulevard, Suite 1850, Houston, TX 77056, in lawful currency of the United States of America, the principal amount of One Hundred Fifty Thousand Dollars ($150,000). Borrower further promises to pay interest to the Lender at the above address, in like currency, from the date hereof on the entire unpaid principal amount owing hereunder from time to time until the entire unpaid principal amount hereof is paid in full, at a rate per annum equal to ten percent (10%). Interest shall be computed on the basis of a 365-day year and shall be calculated for the actual number of days elapsed.

         Payment of principal and interest hereunder shall be due and payable on the earliest of the following (the "Termination Date"): (a) July 31, 1999; (b) the date of Borrower's receipt of Three Million Dollars ($3,000,000) from one or more debt or equity financings; (c) execution of any agreement, letter, memorandum of understanding or similar document relating to the transfer, disposition or sale of any or all of the capital stock or assets of the Borrower to anyone other than Digital Power Holding Company; or (d) if sooner terminated pursuant to any other provisions hereof.

         1. Prepayment. This Note may be prepaid in whole or in part without penalty. Any payments made pursuant to this Note shall be applied first toward any fees and costs due, then toward interest and then toward principal.

         2. Presentment. Except as set forth herein, Borrower waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Lender without in any way affecting the liability of Borrower.
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         3. Default. Upon the failure to pay when due any principal or interest hereunder and the continuance of such failure for a period of thirty (30) days thereafter, all amounts then remaining unpaid under this Note shall be immediately due and payable. In such event, this Note shall bear interest at the maximum rate permitted by law. In the event that all monies owed hereunder are not paid when due, Borrower agrees that it shall be liable for all of Lender's reasonable costs and expenses incurred in connection with enforcing Lender's rights under this Note to the extent not prohibited by law, including but not limited to reasonable attorneys' fees and disbursements.

         4. Notice. Any notice regarding this Note to the Borrower shall be made at 480 Cowper Street, Palo Alto, California 94301. Notice to the Lender shall be made at 1980 Post Oak Boulevard, Suite 1850, Houston, TX 77056.

         5. Assignability and Governing Law. This Note may only be assigned by the Borrower with the prior written consent of the Lender. This Note is negotiable and shall be governed by the laws of the State of California.

ATTEST:                                                  LVL COMMUNICATIONS CORPORATION

By:                                                      By:
     -------------------------------                          -----------------------------------
       Stephen Venuti, Secretary                                Calbert Lai, President


Date:  July __, 1998

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